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Exhibit 23.1

CONSENT OF IDNEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K into the Company's previously filed Registration Statements File Nos. 33-58407 and 333-61488.

                      Arthur Andersen LLP

Minneapolis, Minnesota
June 25, 2001

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CONSENT OF IDNEPENDENT PUBLIC ACCOUNTANTS